Exhibit 10.38(xiii)

AMENDMENT NUMBER FIVE

TO THE

GEORGIA-PACIFIC CORPORATION LONG-TERM INCENTIVE PLAN

WHEREAS, pursuant to Section 8 of the Georgia-Pacific Corporation Long-Term Incentive Plan (the “Plan”), the Board has the right to amend the Plan, with the approval of the shareholders of the Company where necessary or advisable; and

WHEREAS, at its January 31, 2003 meeting, the Board delegated to the Committee the authority to approve amendments to the Plan as necessary or appropriate to effectuate a program to offer employees an opportunity to exchange outstanding stock options under various option plans of the Company and its subsidiaries for a lesser number of Restricted Shares to be granted under the Plan, for the purpose of motivating and retaining employees (the “2003 Exchange Offer”); and

WHEREAS, in order to effectuate the 2003 Exchange Offer, the Committee deems it to be appropriate to amend the Plan, subject to the approval of the shareholders of the Company, to:

(1)	permit the surrender of outstanding Options in exchange for an Award of a lesser number of Restricted Shares in accordance with the 2003 Exchange Offer,

(2)	increase the number of shares of Common Stock available for issuance under the Plan by the number of Restricted Shares actually granted in the 2003 Exchange Offer resulting from the surrender of options outstanding under other option plans of the Company or its Subsidiaries; provided that any such Restricted Shares that may hereafter be forfeited shall not be available for future Awards under the Plan, and

(3)	Eliminate the Plan limit on the number of shares of Common Stock that may be granted in the form of Restricted Shares or Performance Awards.

NOW, THEREFORE, the Committee hereby amends the Plan as follows, subject to and effective as of the date of shareholder approval:

1. Section 4(b) of the Plan is amended to read as follows:

“(b) Plan Limitations. Subject to adjustment in accordance with the provisions of Sections 4(d) and 9, the total number of shares of Common Stock with respect to which Awards of Options, Restricted Shares and/or unrestricted Common Stock may be granted under this Plan may not exceed 16,000,000 shares.

2. Section 4(d) of the Plan is amended to read as follows:

“(d) Calculation Procedures. For purposes of calculating the total number of shares of Common Stock available under this Plan for grants of Awards, (i) the grant of an Award of Options, Restricted Shares or a Performance Award shall be deemed to be equal to the maximum number of shares of Common Stock which may be issued under the Award, (ii) the total number of shares of Common Stock with respect to which Awards may be granted under this Plan shall be increased by the number of Restricted Shares issued under this Plan pursuant to the 2003 Exchange Offer (as defined in Section 8(b)) in exchange for surrendered options that were granted under other option plans of the Company or its Subsidiaries; and (iii) subject to the provisions of Sections 4(b) and 4(c), there shall again be available for Awards under this Plan all of the following: (A) shares of Common Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised (other than Restricted Shares granted in the 2003 Exchange Offer in exchange for surrendered options that were granted under other option plans of the Company or its Subsidiaries); (B) the excess portion of variable Awards which become fixed at less than their maximum limitations; and (C) the number of shares of Common Stock delivered in full or partial payment of the exercise price of any Option granted under this Plan; provided, however, that shares so delivered by an Employee in full or partial payment of the exercise of his/her Option shall not reduce the number of Options granted to the Employee in any Plan Year for purposes of Section 4(c)(i); and provided further that in no event shall the aggregate number of shares issued or delivered pursuant to the exercise of Incentive Stock Options exceed 16,000,000 shares.”

3. Section 8(b) of the Plan is amended to read as follows:

“(b) Awards Previously Granted. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been vested, exercised, cashed in or otherwise settled on the later of the effective date or execution date of such amendment or termination; and provided further that, except as otherwise provided in Section 9 of this Plan or approved in advance by the Company’s shareholders, the term of an outstanding Option may not be extended, and the exercise price of an outstanding Option may not be reduced, directly or indirectly, whether through direct amendment to the exercise price, through cancellation and replacement of the Option, or otherwise. Notwithstanding the foregoing, the Company may effect a one-time exchange offer to be commenced in the discretion of the Company no sooner than May 6, 2003 and no later than the 2004 annual meeting of the Company’s shareholders, upon the terms and conditions described in the Company’s proxy statement for the 2003 annual meeting of the Company’s shareholders and in a Schedule TO to be filed with the Securities and Exchange Commission on or about May 6, 2003, as the same may be amended (the “2003 Exchange Offer”).”